UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2004

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12993	95-4502084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 NORTH LOS ROBLES AVENUE, SUITE 250
PASADENA, CALIFORNIA  91101

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

ITEM 5.  OTHER EVENTS.

On June 18, 2004, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an Underwriting Agreement with Citigroup Global Markets Inc., UBS Securities LLC and A.G. Edwards & Sons, Inc., as representatives of the several underwriters named in the agreement (the “Underwriters”), pursuant to which the Company has agreed to sell, and the Underwriters have agreed to purchase, 5,000,000 shares of the Company’s 8.375% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), at a purchase price of $24.2125 per share, after deducting underwriting discounts, resulting in aggregate proceeds to the Company of approximately $121,062,500.  Under the terms of the Underwriting Agreement, the Underwriters have the option to purchase an additional 750,000 shares of Series C Preferred Stock within 30 days from the date of the Underwriting Agreement.  The shares of Series C Preferred Stock have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an effective Registration Statement on Form S-3 (No. 333-89564). In connection with the sale, the Company has filed a Prospectus Supplement dated June 18, 2004 and a Prospectus, dated June 10, 2002 with the Securities and Exchange Commission pursuant to Rule 424(b)(5) promulgated under the Act.  The Underwriters intend to offer the Shares of Series C Preferred Stock for sale to the public as described in the Prospectus Supplement. The Underwriting Agreement is attached hereto as Exhibit 1.1.

In addition, the Board of Directors of the Company has amended and restated the bylaws of the Company.  The amended and restated bylaws are attached hereto as Exhibit 3.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

1.1           Underwriting Agreement, dated June 18, 2004 by and among the Company and the Underwriters.

3.1           Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: June 18, 2004	By:	/s/ Peter J. Nelson
Peter J. Nelson
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT	SEQUENTIALLY NUMBERED PAGE

1.1	Underwriting Agreement, dated June 18, 2004 by and among the Company and the Underwriters.

3.1	Bylaws of the Company.